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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of The Mills Corporation, do hereby constitute and appoint Laurence C. Siegel and Peter B. McMillan and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated below on May 6, 1996:



/s/ Dietrich von Boetticher                      Vice Chairman and Director
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Dietrich von Boetticher


/s/ Herbert S. Miller                            Director
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Herbert S. Miller